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                                                                     Exhibit (e)


                             DISTRIBUTION AGREEMENT
                                       FOR
                             ELFUN MONEY MARKET FUND

                                                               February 10, 1994

GE Investment Services Inc.
3003 Summer Street
Stamford, Connecticut 06905

Dear Sirs:

     This is to confirm that, in consideration of the agreements set out below, Elfun Money Market Fund (the "Fund"), a diversified open-end mutual fund, has agreed that GE Investment Services Inc. ("GEIS") will be, for the period of this Agreement, the distributor of units of beneficial interest of the Fund.

     1. Services as Distributor.

     1.1 GEIS agrees to solicit orders for the sale of units of the Fund and to undertake advertising and promotion that it believes reasonable in connection with the solicitation.

     1.2 GEIS will act as agent for the distribution of units of the Fund covered by, and in accordance with, the Fund's prospectus (the "Prospectus") and statement of additional information (the "Statement") then in effect under the Securities Act of 1933, as amended (the "Securities Act"), each included as part of the Registration Statement of the Fund on Form N-1A (the "Registration Statement"), any amendments to the Registration Statement, and any amendments to, supplements to, or material incorporated by reference into the Prospectus or Statement, being referred to collectively in this Agreement as the "Registration Statement."

     1.3 All activities by GEIS as distributor of units of the Fund will comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted pursuant to the Securities Act or the Investment Company Act of 1940, as amended (the "1940 Act"), by the Securities and Exchange Commission (the "Commission") or any securities association registered under the Securities Exchange Act of 1934 (the "Exchange Act").

     1.4 (a) The public offering price of the units of the Fund will be the net asset value determined as set forth in the Registration Statement.

     (b) The Fund's transfer and dividend agent, or any other agent designated in writing by the Fund, will be



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promptly advised by GEIS of all purchase orders for units of the Fund placed through GEIS. The Fund may cease, on the basis of market, economic or political conditions, or on the basis of any other abnormal conditions, to accept any orders for Fund units or continue to sell units until the members of the Fund's Board of Trustees (the "Board members") deem it advisable to accept the orders and to make the sales. The Fund will promptly advise GEIS of the determination to cease accepting orders or selling units or to recommence accepting orders or selling units. The Fund (or its agent) will confirm orders for units placed through GEIS upon their receipt, or in accordance with any exemptive order of the Commission, and will make appropriate book entries pursuant to the instructions of GEIS. GEIS agrees to cause payment for units and instructions as to book entries to be delivered promptly to the Fund (or its agent).

     1.5 The outstanding units of the Fund are subject to redemption in accordance with the applicable provisions set forth in the Prospectus. The price to be paid to redeem the units will be equal to their net asset value, determined as set forth in the Prospectus and Statement.

     1.6 GEIS will provide one or more persons, during normal business hours, to respond to telephone questions with respect to the Fund.

     1.7 The Fund agrees at its own expense to execute any and all documents, to furnish any and all information, and to take any other actions, that may be reasonably necessary in connection with (a) registering units under the Securities Act, if required, to the extent necessary to have available for sale the number of units as may reasonably be expected to be purchased and (b) the qualification and maintenance of the qualification of units of the Fund for sale in such states as GEIS may designate, except that the Fund will not be obligated to execute a general consent to service of process in any state.

     1.8 The Fund will furnish GEIS from time to time, for use in connection with the sale of units of the Fund such information with respect to the Fund and its units as GEIS may reasonably request, all of which information must be signed by one or more of the Fund's duly authorized officers; and such information, when so signed by the Fund's officers, will be true and correct. The Fund will also furnish GEIS upon request with: (a) financial statements of the Fund audited at least annually by independent public accountants regularly retained by the Fund, (b) quarterly earnings statements of the Fund or any series of the Fund prepared by the Fund, (c) a monthly itemized list of the securities in the portfolio of the Fund, (d) monthly balance sheets with respect to the Fund as soon as practicable after the end of each month and (e) from time to time any


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additional information regarding the financial condition of the Fund as GEIS may reasonably request.

     1.9 The Fund represents to GEIS that the Registration Statement filed by the Fund with the Commission under the Securities Act has been carefully prepared in conformity with the requirements of the Securities Act and the 1940 Act and the respective rules and regulations of the Commission thereunder. The Fund represents and warrants to GEIS that the Registration Statement contains all statements required to be stated therein in conformity with the Securities Act and the rules and regulations of the Commission thereunder; that all statements of fact contained in the Registration Statement are true and correct; and that the Registration Statement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Fund may, but will not be obligated to, propose from time to time such amendment or amendments to the Registration Statement and such supplement or supplements to the Prospectus as may, in the Fund's judgment, be necessary or advisable. If the Fund does not propose an amendment or amendments or supplement or supplements within 15 days after receipt by the Fund of a written request from GEIS to do so, GEIS may, at its option, terminate this Agreement in accordance with the requirements of
Section 2 of this Agreement or decline to make offers of the Fund's securities until the amendments are made. The Fund will not file any amendment to the Registration Statement or supplement to the Prospectus without giving GEIS reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement will in any way limit the Fund's right to file at any time such amendments to the Registration Statement or supplements to the Prospectus, of whatever character, as the Fund may deem advisable, this right being in all respects absolute and unconditional.

     1.10 (a) The Fund authorizes GEIS to use any Prospectus with respect to the Fund in the form furnished to GEIS from time to time in connection with the sale of Fund units and agrees to furnish such quantities of the Prospectus as GEIS may reasonably request. GEIS will devote reasonable time and effort to effect sales of Fund units, but will not be obligated to sell any specific number of units. The services of GEIS under this Agreement are not to be deemed exclusive and nothing contained in this Agreement should be deemed to prevent GEIS from entering into distribution arrangements with other investment companies so long as the performance of its obligations under this Agreement is not impaired by GEIS's doing so.

     (b) In selling the units of the Fund, GEIS will use its best efforts in all respects duly to conform with


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the requirements of all federal and state laws and regulations of the National
Association of Securities Dealers, Inc. (the "NASD") relating to the sale of the units. Neither GEIS nor any other person is authorized by the Fund to give any information or to make any representations, other than those contained in the Registration Statement or the Prospectus or in any sales literature specifically approved by the Fund.

     (c) GEIS will adopt and follow procedures, as approved by the Fund, for the confirmation of sales to purchasers of Fund units placed through GEIS, the collection of amounts payable by those purchasers, and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of the NASD and applicable rules and regulations of the Commission.

     1.11 (a) The Fund agrees promptly to notify GEIS of the commencement of any litigation or proceedings against the Fund or any of its officers or trustees in connection with the issuance and sale of any units of the Fund.

     (b) The Fund agrees to indemnify and hold GEIS, its several officers and directors, and any person who controls GEIS within the meaning of Section 15 of the Securities Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending those claims, demands or liabilities and any counsel fees incurred in connection with them) that GEIS, its officers and directors, or any controlling person may incur under the Securities Act or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in the Registration Statement or the Prospectus or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in either the Registration Statement or Prospectus or necessary to make the statements in either not misleading; provided, however, that the Fund's agreement to indemnify GEIS, its officers and directors, and any controlling person will not be deemed to cover any claims, demands, liabilities or expenses arising out of any untrue statement or alleged untrue statement or omission or alleged omission in the Registration Statement or Prospectus made in reliance upon and in conformity with written information furnished to the Fund by GEIS specifically for use in the preparation of the Registration Statement or the Prospectus.

     (c) The Fund's agreement to indemnify GEIS, its officers and directors, and any controlling person, described in paragraph (b) of this Section 1.11, is expressly conditioned upon the Fund's being notified of any action brought against GEIS, its officers or directors, or any controlling person, such notification to be given by


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letter or by telegram addressed to the Fund at its principal office in New York,
New York within twenty business days after the summons or other first legal process is served on the person seeking indemnification. The failure to notify the Fund in this manner of any such action will not relieve the Fund from any liability that the Fund may have to the person against whom the action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Fund's indemnity agreement contained in this Section 1.11.

     (d) The Fund will be entitled to assume the defense of any suit brought to enforce any claim, demand or liability contemplated by this Section 1.11, but, in such case, the defense will be conducted by counsel of good standing chosen by the Fund and approved by GEIS (who will not, except with the consent of GEIS, be counsel to the Fund). In the event the Fund elects to assume the defense of any such suit and retain counsel of good standing approved by GEIS, the defendant or defendants in the suit will bear the fees and expenses of any additional counsel retained by any of them; but in case the Fund does not elect to assume the defense of any such suit, or in case GEIS does not approve of counsel chosen by the Fund, the Fund will reimburse GEIS, its officers and directors, or any controlling person or persons named as defendant or defendants in the suit, for the fees and expenses of any counsel retained by GEIS or them.

     (e) The Fund's indemnification agreement contained in this Section 1.11 and the Fund's representations and warranties in this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of GEIS, its officers and directors, or any controlling person, and will survive the delivery of any units of the Fund. The Fund's agreement of indemnity will inure exclusively to GEIS's benefit, to the benefit of its several officers and directors, and their respective estates, and to the benefit of any controlling persons and their successors, except that the Fund will not be obligated to indemnify any entity or person pursuant to this Section 1.11 against any liability to which GEIS, its officers and directors, or any controlling person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in performance of, or reckless disregard of, the obligations and duties set forth in this Agreement.

     1.12 (a) GEIS agrees to indemnify and hold the Fund, its several officers and Board members, and any person, if any, who controls the Fund within the meaning of Section 15 of the Securities Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending those


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claims, demands or liabilities and any counsel fees incurred in connection with them) that the Fund, its officers or Board members, or any controlling person, may incur under the Securities Act, or under common law or otherwise, but only to the extent that the liability or expense incurred by the Fund, its officers or Board members, or any controlling person resulting from the claims or demands arise out of or are based upon any untrue, or alleged untrue statement of a material fact contained in information furnished in writing by GEIS to the Fund specifically for use in the Registration Statement and used in the Fund's answers to any of the items of the Registration Statement or in the corresponding statements made in the Prospectus, or arise out of or are based upon any omission, or alleged omission, to state a material fact in connection with the information furnished in writing by GEIS to the Fund and required to be stated in the answers or necessary to make the information not misleading.

     (b) GEIS's agreement to indemnify the Fund, its officers and Board members, and any controlling person under this Section 1.12 is expressly conditioned upon GEIS's being notified of any action brought against the Fund, its officers or Board members, or any controlling person, such notification to be given by letter or telegram addressed to GEIS at its principal office and sent to GEIS by the person against whom the action is brought, within twenty business days after the summons or other first legal process is served on the person seeking indemnification. The failure to notify GEIS of any such action will not relieve GEIS from any liability that GEIS may have to the Fund, its officers or Board members, or to the controlling person otherwise than on account of GEIS's indemnity agreement contained in this Section 1.12.

     (c) GEIS will have the right to control the defense of any action contemplated by this Section 1.12, with counsel of its own choosing, satisfactory to the Fund, unless the action referred to in paragraph (a) of this
Section 1.12 is not based solely upon an alleged misstatement or omission on GEIS's part. In such event, the Fund, its officers or Board members or the controlling person will each have the right to participate in the defense or preparation of the defense of the action.

     (d) GEIS will not be obligated to indemnify any entity or person pursuant to this Section 1.12 against any liability to which the Fund, its officers and Board members, or any controlling person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in performance of, or reckless disregard of, the obligations and duties set forth in this Agreement.



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     1.13 No units of the Fund may be offered by GEIS or the Fund under any of the provisions of this Agreement, and no orders for the purchase or sale of units of the Fund pursuant to this Agreement may be accepted by the Fund if and so long as the effectiveness of the Registration Statement is suspended under any of the provisions of the Securities Act or if and so long as a current prospectus as required by Section 10 of the Securities Act is not on file with the Commission; provided, however, that nothing contained in this Section 1.13 will in any way restrict or have an application to or bearing upon the Fund's obligation to redeem its units from any shareholder in accordance with the provisions of Section 1.5 of this Agreement and provided, further, that GEIS may continue to offer units of the Fund until GEIS has been notified in writing of the occurrence of any of the foregoing events.

     1.14 The Fund agrees to advise GEIS immediately in writing:

          (a) of any request by the Commission for amendments to the Registration Statement or the Prospectus or any additional information regarding the Fund;

          (b) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceeding for that purpose;

          (c) of the happening of any event that makes untrue any statement of a material fact made in the Registration Statement or the Prospectus or that requires the making of any change in the Registration Statement or the Prospectus in order to make the statements therein not misleading; and

          (d) of all actions of the Commission with respect to any amendments to the Registration Statement or the Prospectus that may from time to time be filed with the Commission.

     2. Term.

     This Agreement will become effective as of the date first written above and will continue automatically for successive annual periods (until terminated in the manner provided herein) so long as its continuance is specifically approved at least annually by the Board members of the Fund by vote cast in person at a meeting called for the purpose of voting on the approval, or by a vote of a majority (as defined in the 1940 Act) of the Fund's outstanding voting securities. This Agreement is terminable without penalty, (a) on not less than 60 days' notice (i) by action of the Board members of the Fund, or (ii) by the vote of holders of


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a majority of the Fund's units, or (b) upon not less than 60 days' written notice-by GEIS. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act and the rules under the 1940 Act).

     3. Amendments.

     This Agreement may only be modified or amended or the terms hereof waived only if the modification of amendment is specifically approved by the Board members of the Fund by vote cast in person at a meeting called for the purpose of voting on the approval, or by the vote of a majority of outstanding voting securities of the Fund.

     4. Miscellaneous.

     4.1 (a) The Fund will bear all costs and expenses including fees and disbursements of its counsel and independent accountants, in connection with the preparation and filing of any registration statements and prospectuses under the Securities Act and the 1940 Act, and all amendments and supplements thereto, and the expense of preparing, printing, mailing and otherwise distributing prospectuses, annual or interim reports or proxy materials.

     (b) The Fund will bear all costs and expenses of qualification of its units for sale in such states of the United States or other jurisdictions as selected by GEIS pursuant to Section 1.7 of this Agreement and the cost and expenses payable to each for continuing qualification therein.

                                    * * * * *

     If the terms and conditions described above are in accordance with your understanding, kindly indicate your acceptance of this Agreement by signing and returning to us the enclosed copy of this Agreement.

                                           Very truly yours,

                                           ELFUN MONEY MARKET FUND


                                           BY:/s/ Michael J. Cosgrove
                                              ----------------------------------
                                              Name:   Michael J. Cosgrove
                                              Title: Trustee

Accepted:

GE INVESTMENT SERVICES INC.


By:/s/ Philip A. Mercurio
   ------------------------------------
   Name:   Philip A. Mercurio
   Title:  Senior Vice President


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